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                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY K FUND, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2004, AT 7:27 O'CLOCK P.M.


                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3771362 8100        [SEAL]             AUTHENTICATION: 2962175
040156353
                                                     DATE: 03-01-04

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 08:39 PM 03/01/2004
                                                     FILED 07:27 PM 03/01/2004
                                                   SRV 040156353 - 3771362 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY K FUND, LLC

     1. The name of the limited liability company is Ridgewood Energy K Fund, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy K Fund, LLC this 1st day of March, 2004.


                                    By /s/ Mary Louise Olin
                                       -----------------------------------------
                                       Mary Louise Olin, Authorized Person